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                                                                     EXHIBIT 5.1


      [LETTERHEAD OF GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL]


                                       September 4, 1997



Connectsoft Communications Corporation
11130 N.E. 33rd Place, Suite 250
Bellevue, Washington 98004

Dear Sirs:

    We are acting as counsel to Connectsoft Communications Corporation (the "Company") in connection with (a) the Registration Statement on Form SB-2, filed on September 4, 1997 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering shares of the Company's common stock, par value $.001 per share (the "Common Stock"), including an over-allotment option of up to shares of Common Stock, and
(b) the Underwriting Agreement between the Company and Hampshire Securities Corporation (the "Underwriting Agreement").

    We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,

                        /s/ GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL
                        --------------------------------------------------------
                        GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL